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                                                                    Exhibit 23.1

Consent of Independent Certified Public Accountants

Board of Directors
Sherwood Brands, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-56460) and Form S-3 (333-92012) of our reports dated October 25, 2002 relating to the consolidated financial statements and schedule of Sherwood Brands, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended July 31, 2002.

                                                                BDO Seidman, LLP


Washington, D.C
October 28, 2002